INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cel-Sci Corporation on Form S-1 of our report dated November 17, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


McLean, VA
April 23, 2001